Exhibit 3.1

SEACOAST BANKING CORPORATION

OF FLORIDA

AMENDED AND RESTATED BYLAWS

Adopted as of

October 20, 2020

Exhibit 3.1

SEACOAST BANKING CORPORATION

OF FLORIDA

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1 Principal Office. The principal office of Seacoast Banking Corporation of Florida (the “Corporation”) shall be located in the city of Stuart, County of Martin, State of Florida. The Corporation

may have such other offices, either within or without the State of Florida as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 2 Registered Office. The registered office of the Corporation required by the Florida Business Corporation Act (the “FBCA”) to be maintained in the State of Florida initially will be the Corporation’s principal office, but the address of the registered office may be changed from time to time by the Board of Directors and upon the Corporation notifying the Florida Secretary of State of such change.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on a day set by the Board of Directors for the purpose of electing directors and transacting such other business as may properly come before the annual meeting. Each such annual meeting shall be held at such place, within or without the State of Florida, in virtual format or otherwise, and at such hour as determined by the Board of Directors. The day, place and hour of such annual meeting shall be specified in the notice of annual meeting. The Board of Directors may adjourn, postpone, reschedule, or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by statute, may be called by the Chairman of the Board or the Executive Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or by the Board of Directors. The notice of such meeting shall state the purpose of such meeting and no business shall be transacted thereat except as stated in such notice. Additionally a special meeting of shareholders shall be called by the Chief Executive Officer and Secretary at the written request (“Special Meeting Request”) of the holders of Shares representing not less than 50% of the voting power of the outstanding stock of the Corporation (the “Requisite Percentage”) based on the number of outstanding voting shares of the Corporation most recently disclosed by the Corporation, prior to the date of the Special Meeting Request, in its filings with the Securities and Exchange Commission.

Exhibit 3.1

Section 3. Notice of Meeting. Notice of every meeting of the shareholders shall be given in the manner prescribed by law. Notice of shareholders’ meeting may be communicated or delivered to any shareholder in person, or by teletype, telegraph, or other forms electronic communication, or by mail, by or at the direction of the Chairman, the Chief Executive Officer, the President, the Secretary or the officer calling the meeting. If notice is mailed, it shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid. Notwithstanding the foregoing, notice may be given to shareholders sharing an address in the manner and to the extent permitted by applicable law, including the “householding” rules set forth in Rule14a-3(e) under the Securities Exchange Act of 1934, as amended.

Section 4. Waiver of Notice. A shareholder may waive notice required by the Articles of Incorporation or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any shareholders’ meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Corporation’s Board of Directors may close the Corporation’s stock transfer books for a stated period not to exceed 70 days, unless otherwise required by law. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken, unless otherwise required by law. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders’ meeting, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired or where the Board of Directors fixes a new record date.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for the Corporation’s Shares shall make, at least 10 days before each shareholders’ meeting, or such shorter time as exists between the record date and the meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Shares of each class held by each, which list shall be kept on file at the Corporation’s principal office and shall be available for inspection by any shareholder at shareholder’s expense, for a period of ten days prior to the meeting during usual business hours or such shorter time as exists between the record date and the meeting date. The information required to gain access to such list shall be included with the notice of meeting. During such period, a shareholder or the shareholder’s agent or attorney is entitled, on written demand, to inspect the list during regular business hours and at his or her expense, provided the demand is made in good faith for a proper purpose and describes with reasonable particularity the shareholder’s purpose for such inspection. Such list shall also be produced and kept open at the time and place of the meeting and shall be available for inspection by any shareholder during the meeting or any adjournment thereof. The original stock transfer book shall be prima facie evidence as to the shareholders entitled to examine such list or transfer books or to vote in person or by proxy at the shareholders’ meeting.

Exhibit 3.1

Section 7. Quorum. At any shareholders’ meeting, a majority of all votes entitled to be cast by the holders of the outstanding Shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. In determining whether a quorum is present, shares held by a subsidiary corporation owned by this Corporation and treasury shares shall not be counted. If less than such number of the outstanding Shares are represented at a meeting, a majority of the Shares so represented or present may adjourn the meeting to another place, date or time without further notice until a quorum shall attend. Any business may be transacted at such adjourned meeting at which a quorum is present or represented, that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders resulting in less than a quorum being presented or represented.

Section 8. Proxies. A shareholder, a person entitled to vote on behalf of a shareholder pursuant to law, or an attorney in fact, may vote the shareholder’s shares in person or by proxy.    A shareholder may appoint a proxy to vote or otherwise act for him/her by signing an appointment form, either personally or by his/her attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, telecopy, electronic transmission (including a .PDF file) or equivalents reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer authorized to tabulate votes and is valid for up eleven months, unless a longer period is expressly provided in the appointment form. The death or incapacity of a shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises his authority under the appointment. A proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 9. Voting Entitlement of Shares. Each shareholder entitled to vote in accordance with the terms and provisions of the Corporation’s Restated Articles of Incorporation and these Bylaws shall be entitled to vote, in person or by proxy, the appropriate number of votes as authorized by the Restated Articles of Incorporation for each Share entitled to vote held by such shareholder. All elections for directors shall be decided by plurality vote; all other questions shall be decided in accordance with the laws of the State of Florida, except as otherwise provided in the Restated Articles of Incorporation and these Bylaws.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the Chairman, Chief Executive Officer, the President, any Vice President and any Secretary of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

Shares entitled to vote which are held by an administrative, executor, guardian, personal representative, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted buy him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of the nominee.

Exhibit 3.1

Section 10. Order of Business. The presiding officer at each meeting of shareholders shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting. The Board shall appoint one or more inspectors of election to serve at every meeting of the shareholders at which Directors are to be elected.

Section 11. Notice of Shareholder Proposals and Nominations. At any meeting of the shareholders, only business that has been properly brought before the meeting may be conducted. Nominations for the election of directors and the proposal of other business at an annual meeting may be made only: a) pursuant to the Corporation’s notice of meeting, b) by or at the direction of the Board of Directors, or c) by a shareholder entitled to vote who complies with Section 2 and this Section 11, the SEC rules and regulations and the Corporation’s Amended and Restated Articles of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with these Bylaws, the Amended and Restated Articles of Incorporation, or the laws of this State.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be determined from time to time by the Board of Directors pursuant to a resolution duly adopted by the affirmative vote of (i) 66 2/3% of the Whole Board of Directors and (ii) a majority of the Continuing Directors. In no event shall the Corporation have fewer than 3 directors nor greater than 14 directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes). A director of the Corporation shall at all times meet the statutory and regulatory qualifications for a director of a publicly held bank holding company and financial holding company. Each director shall hold office until his or her successor shall have been elected and qualified in accordance with the Amended and Restated Articles of Incorporation.

Section 3. Regular Meetings. The annual organizational meeting of the Board of Directors shall be held without notice immediately after, and at the same place as the annual shareholders’ meeting. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by or at the request of the Chairman, the Chief Executive Officer, the President or any five directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting called by them.

Section 5. Notice of Meetings. Notice of any regular meeting of the Board of Directors need not be given.

Notice of any special meeting shall be given to the Directors at their usual place of business, or at such other addresses or contact information as shall have been furnished by them for this purpose. Such notice shall be given at least twelve hours (three hours if meeting is to be conducted by conference

Exhibit 3.1

telephone) before the meeting by telephone or by being personally delivered, mailed or electronically delivered. Such notice shall not include a statement of the business to be transacted at, or the purpose of, any such meeting. The attendance or participation of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business on the grounds that the meeting is not lawfully called or convened.

Section 6. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but, if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in the Amended and Restated Articles of Incorporation, these Bylaws or Florida law.

Section 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the affirmative vote of (i) 66 2/3% of the Whole Board of Directors and (ii) a majority of the Continuing Directors, although less than a quorum exists, or, if no directors remain, by the affirmative vote of not less than (i) 66 2/3% of the Voting Shares and (ii) an Independent Majority of Shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his or her predecessor.

Section 9. Removal of Directors. Directors may be removed only for cause upon the affirmative vote of (i) 66 2/3% of the Voting Shares and (ii) an Independent Majority of Shareholders at a shareholders’ meeting duly called and held for that purpose upon not less than 30 days’ prior written notice.

Section 10. Resignation. A director may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, without any need for acceptance of such resignation. A resignation that specifies a later effective date or that is conditioned upon the subsequent happening of an event or events or upon failing to receive a specified vote for election as a director may provide that the resignation is irrevocable.

Section 11. Compensation. The Board of Directors shall have the authority to fix the compensation of the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of committees also may be compensated for their service on such committees.

Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s contrary vote, dissent or abstention is recorded in the minutes of the meeting, or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Secretary of the Corporation after the adjournment of the meeting. A director who voted in favor of any such action shall not be entitled to claim that he has objected or dissented from such action.

Exhibit 3.1

Section 13. Committees. The Board of Directors may, by resolution, designate or eliminate one or more committees, each committee to consist of three or more directors. Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation during intervals between meetings of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have any power or authority to declare a dividend or distribution from capital or earned surplus, issue Shares of the Corporation, amend the Amended and Restated Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation thereof, fill vacancies on the Board of Directors, amend these Bylaws, or adopt any plan of bankruptcy or reorganization. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Corporation shall have an Audit Committee, a Compensation Committee and such other committees as the Board of Directors may establish or eliminate from time to time. Such committees may adopt written charters approved by the Board of Directors, provided the Audit Committee shall have a charter.

Section 14. Committee Minutes and Reports. Each committee designated by the Board of Directors shall keep regular minutes of its meetings and shall report the same to the Board of Directors whenever required or requested.

Section 15. Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at such meeting.

Section 16. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent setting forth the action taken is signed by all members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or of such committee. Such consents shall have the same effect as a unanimous vote of the Board of Directors or committee, as the case may be.

Section 17. Conduct of Meeting. The Chairman or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the continuing Board of Directors present shall preside at such meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors shall act as secretary of such meeting.

Exhibit 3.1

ARTICLE IV

OFFICERS

Section 1. Number.

The officers of the Corporation shall be appointed or elected by the Board. The officers shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Chairmen, such number of Vice Presidents or other officers as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. The President shall be Chief Executive Officer unless the Board of Directors shall determine otherwise. The Chairman shall preside at all meetings of the Board and stockholders and shall perform such other duties as may be assigned from time to time by the Board. In the absence of the Chairman or if such office shall be vacant, the lead or presiding Director shall preside at all meetings of the Board of Directors and the Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of a lead or presiding Director, the Chief Executive Officer shall preside at all meetings of the Board, and in the absence of any of them, any other Board member designated by the Board may preside at all meetings of the stockholders and of the Board. The Board may appoint or elect a person as a Vice Chairman without regard to whether such person is a member of the Board.

Section 2. Terms of Office.

All officers, agents, and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board or the appropriate appointing authority and may be removed at any time by such authority with or without cause.

Section 3. Duties.

The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE V

SHARES OF STOCK

Section 1. Certificated or Uncertificated Shares.

The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the Corporation or its agents may reasonably require.

Section 2. Signatures.

The certificates of stock shall be signed by the Chairman, Chief Executive Officer, President, or a Vice President and by the Secretary or an Assistant Secretary, provided that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signatures of such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles, engraved, or printed.

Section 3. Replacement.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon production of such evidence of such loss, theft, or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, and upon such terms and secured by such surety as the Corporation or its agents may require.

Exhibit 3.1

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

ARTICLE VII

DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding Shares in the manner and upon the terms and conditions provided by law and the Amended and Restated Articles of Incorporation.

ARTICLE VIII

SEAL

The Board of Directors shall provide a Corporate Seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal”.

ARTICLE IX

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Amended and Restated Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of (i) 66 2/3% of the Whole Board of Directors and (ii) a majority of the Continuing Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors when the proposed amendment has been set out in the notice of such special meeting. The shareholders may also amend the Bylaws by the affirmative vote of (i) 66 2/3% of the Voting Shares and (ii) an Independent Majority of Shareholders.

Exhibit 3.1

ARTICLE XI

INDEMNIFICATION

Section 1. Indemnification in Proceedings Other Than Those By or In the Right of the Corporation. The Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification in Proceedings By or In the Right of the Corporation. The Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

Section 3. Mandatory Indemnification of Expenses in Successful Defenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article XI, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination of Propriety of Indemnification. Any indemnification under Section 1 or Section 2 of this Article XI, unless pursuant to a determination by a court, shall be made by the Corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be, and if

Exhibit 3.1

indemnification is determined to be proper, then, in the case of proposed indemnification of any person other than a director of the Corporation or a board-elected officer, only as authorized in the specific case. Such determination or authorization shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (iii) by a written opinion of independent legal counsel selected by the Board of Directors as described in (i) above or by the committee as described in (ii) above, or, if a quorum of the directors cannot be obtained for (i) and the committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which directors who are parties may participate), or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 5. Authorization for Indemnification. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, as set forth in Section 4 of this Article XI, except that, if the determination of permissibility of indemnification is made by independent legal counsel, the person who selected such independent legal counsel in accordance with Section 4(iii) of this Article XI shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 6. Advancement of Expenses. Expenses incurred by a director of the Corporation or any officer elected by the Board of Directors in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI. Such expenses incurred by other officers, employees or agents of the Corporation may, at the discretion of the Board of Directors, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as the Board of Directors deems appropriate.

Section 7. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position; provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

Exhibit 3.1

(b) a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c) in the case of a director, a circumstance under which the liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or

(d) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XI.

Section 9. Exculpation for Monetary Damages. A director shall not be held personally liable to the Corporation, its shareholders or any other persons for monetary damages for breach of his or her fiduciary duty as a director, including any statement, vote, decision or failure to act, regarding corporate management or policy to the fullest extent permitted now or hereafter by FBCA Section 607.0831 (or any successor provision).

Any repeal or modification of this Section 9 by the shareholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the FBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended FBCA.

Section 10. Meaning of Certain Terms for Purposes of Article XI. For purposes of this Article XI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to “other enterprises” shall include employee benefit plans; references to “expenses” shall include reasonable attorney’s fees and charges, including those for appeal; references to “liability” shall include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; references to “proceeding” shall include any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal; references to “agent” shall include a volunteer; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by,

Exhibit 3.1

such director, officer, employee, or agent, including duties relating to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI.

Section 11. Survival of Indemnification, Exculpation for Monetary Damages and Advancement of Expenses. The indemnification, exculpation for monetary damages and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators, and personal and legal representatives of such a person.

Section 12. Severability. In the event that any of the provisions of this Article XI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE XII

DEFINITIONS

Capitalized terms used herein but not defined herein shall have the meaning ascribed to such capitalized terms in the Amended and Restated Articles of Incorporation.